EXHIBIT 99.1

Phone: 800-213-0689 www.SolarWindow.com	Ms. Briana L. Erickson SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@SolarWindow.com

News Release

Development Begins on World’s First Electricity-Generating Windows for Retrofitting Existing Homes and Commercial Buildings

Columbia, MD – September 6, 2016 –SolarWindow Technologies, Inc. (OTCQB: WNDW), the leading developer of transparent electricity-generating liquid coatings for glass and flexible plastics, announced that it has begun initial work on transparent electricity-generating veneers. These could be applied directly on to existing windows of homes and commercial buildings, for which there are an estimated over 430 million square feet of windows in the U.S. alone.

To address the marketplace for existing properties, especially the five million tall towers that consume almost 40% of the electricity generated in the United States, SolarWindow envisions transparent flexible veneers that have an innovative ‘fastening system’ on one side and a transparent electricity-generating coating on the other. To convert an existing passive window into an electricity-generating active window with a SolarWindow™ veneer, installers would simply cut the veneers to size on location and attach the ‘fastening system’ to existing glass. Then, using a proprietary interconnection system, the electricity generated can be routed into the building’s electrical system or connected directly to fixtures for use.

SolarWindow has already developed proprietary, patent-pending, electricity-generating liquid coatings being engineered to be applied to new glass during high-speed manufacturing using existing infrastructure and fabrication processes at room temperature and atmospheric pressure. The company’s transparent SolarWindow™ technology is so revolutionary that it has been presented before members of the U.S. Congress and received noteworthy recognition in many well-known publications worldwide.

When newly manufactured glass is coated with SolarWindow™ electricity-generating liquids and fabricated into a window, it has the potential of turning entire buildings into vertical power generators, reducing electricity costs by up to 50% per year. SolarWindow™ can provide a one-year financial payback while producing 50-times greater energy than rooftop solar when modeled for a 50-story building, according to the company’s independently validated Power & Financial Model. For the same modeled building, SolarWindow™ modules could provide the equivalent reductions in carbon dioxide emissions produced by as much as 770 acres of forest sequestering carbon dioxide.

SolarWindow™ Electricity-Generating Veneers Being Developed to Retrofit Existing Homes and Commercial Buildings

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For the new construction market, SolarWindow is currently engaged in various initiatives and ongoing discussions with leading financial and industry participants for the integration and eventual commercialization of the SolarWindow™ coatings into the flat glass market, which is a $72 billion industry worldwide.

SolarWindow plans to release additional information, developments, images and videos about these transparent veneers for retrofitting existing passive windows on homes and commercial building windows in the near future.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. is the developer of proprietary, patent-pending, colored and transparent electricity-generating liquid coatings for glass and plastics for commercial and residential buildings. SolarWindow™ coatings are applied as liquids at room temperature and atmospheric pressure, ideal for low-cost, high-throughput manufacturing. When newly manufactured glass is coated with SolarWindow™ electricity-generating liquids and fabricated into a window, these windows can be installed on all sides of tall towers, generating electricity using natural; and artificial, low, shaded, and reflected light conditions.

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degree building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

For additional information, please call Briana Erickson at 800-213-0689 or visit: www.solarwindow.com

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Media Contact:

TrendLogic

Dwain Schenck

800-992-6299

dwain@trendlogicpr.com

For answers to frequently asked questions, please visit our FAQs page: http://solarwindow.com/investors/faqs/

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Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using SEC filings and press releases. We use our website and social media to communicate with our subscribers, shareholders and the public about the company, SolarWindow™ technology development, and other corporate matters that are in the public domain. At this time, the company will not post information on social media could be deemed to be material information unless that information was distributed to public distribution channels first. We encourage investors, the media, and others interested in the company to review the information we post on the company’s website and the social media channels listed below:

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*    This list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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